Pricing Supplement No. 175L Dated September 1, 2006 (To Prospectus dated April 5, 2005 and Prospectus Supplement dated April 12, 2005)	Rule 424(b)(2) File No. 333-117775 CUSIP #: 46623E CP2

JPMORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series C Due From Nine Months to Thirty Years from Date of Issue
[ ]	Subordinated Medium Term Notes, Series A Due From Nine Months to Thirty Years from Date of Issue
Principal Amount: Issue Price: Commission or Discount: Proceeds to Company:	$50,000,000 100% $ 75,000 $49,925,000
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES INC.	$49,000,000
BLAYLOCK & COMPANY, INC.	$ 500,000
LOOP CAPITAL MARKETS, LLC	$ 500,000

Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[ X ]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).
Original Issue Date:	September 6, 2006
Stated Maturity:	September 4, 2009

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars

[  ]  Fixed Rate Note:

[ X ] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	LIBOR Telerate [ X ] CMT [ ]	LIBOR Reuters [ ]

Interest Payment Dates:   Quarterly on the 4th or next good business day of March, June, September and December, via modified following business day convention, commencing December 4, 2006.

Interest Reset Dates:    Quarterly on the 4th or next good business day of March, June, September and December, via modified following business day convention, commencing December 4, 2006.

Index Maturity:  3-month LIBOR
Spread (+/-):   -5 BPS
Multiplier:   Not Applicable
Maximum Interest Rate:    Not Applicable     Minimum Interest Rate:   Not Applicable
Optional Redemption:   Yes [   ]   No [X]